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                                                                    Exhibit 99.2


FOR IMMEDIATE RELEASE
                                                                    News Release

For More Information Contact:

Credence Investor Relations Contact:      Credence Editorial Contact:
------------------------------------      ---------------------------
John Detwiler                             Judy Dale
Senior V.P. Finance and CFO               Director, Marketing Communications
510.623.4758 or 510.623.5177 fax          510.492.3118 or 510.623.2524 fax
E-mail: john_detwiler@credence.com        E-mail: judy_dale@credence.com
        --------------------------                ----------------------

IMS Investor Relations Contact:
-------------------------------
Fred Hall
Chief Financial Officer
503.626.5353 or 503.350.1101 fax
E-mail: fredh@ims.com
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         Credence Systems to Acquire Integrated Measurement Systems in
                            an All-Stock Transaction

     FREMONT, Calif. and Beaverton, Ore. - May 16, 2001 - Credence Systems Corporation (Nasdaq: CMOS), a leading manufacturer of automatic test equipment
(ATE) for the worldwide semiconductor industry and Integrated Measurement Systems, Inc. (Nasdaq: IMSC), a provider of high-performance integrated circuit
(IC) validation systems, today announced that they have entered into a definitive agreement pursuant to which Credence would acquire IMS. The stock-for-stock transaction is valued at approximately $170 million and is expected to be immediately accretive to Credence earnings. The board of directors of each company has unanimously approved the agreement.

     The combined company is believed to be the first test equipment company to provide solutions from silicon characterization and validation to high volume production test.

     "IMS is an ideal strategic fit for Credence Systems," said Dr. Graham Siddall, president and chief executive officer of Credence Systems Corporation. "Our product lines are highly complementary and together we address the complex challenges of IC testing from silicon validation and device diagnostics in engineering to high volume testing in manufacturing. By combining our expertise in low-cost, high-volume production test with IMS' validation test systems and electronic design automation (EDA) technology, we have the opportunity to offer customers a complete and compelling front-to-back-end test solution," Siddall explained. "Furthermore, we expect that the IMS customer base, predominantly consisting of integrated device manufacturers (IDMs), together with Credence's historical strength in the test subcontractor and foundry sector, will provide the combined company with additional market opportunities."
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     "We believe that synergies exist on the technology development and integration side," said Keith Barnes, chairman and chief executive officer of Integrated Measurement Systems, Inc. "As the leader in silicon validation, IMS develops solutions for the newest high-speed, high-complexity devices. Early exposure to leading edge designs will enable Credence to more quickly meet the production test requirements as these devices transition into high volume production."

Terms of the Agreement

     Under the terms of the agreement, Credence Systems Corporation will acquire Integrated Measurement Systems, Inc. in a stock-for-stock transaction valued at approximately $170 million. Each share of IMS common stock outstanding as of the closing date will be converted into 0.90 shares of Credence common stock on a fixed exchange ratio basis. The acquisition is intended to be accounted for as a pooling transaction and to qualify as a tax-free reorganization. The transaction is subject to various closing conditions, including approval by IMS' shareholders and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Cadence Design Systems, Inc., an approximately 33 percent shareholder of IMS, has agreed to vote its shares in favor of the transaction. The parties anticipate that the transaction will close in Q3 of calendar year 2001.

     IMS will continue to operate in its current facility as a wholly-owned subsidiary of Credence Systems Corporation. Keith Barnes, IMS' chairman and chief executive officer, will manage the new subsidiary as executive vice president of Credence Systems and president of Integrated Measurement Systems, Inc., a Credence Company.

Conference Call

     A one-hour conference call will be held today at 6:00 p.m. (eastern), to discuss this transaction. Participants will include Dr. Graham Siddall, president and chief executive officer, Dave Ranhoff, chief operating officer, and John Detwiler, senior vice president finance and chief financial officer of Credence Systems Corporation and Keith Barnes, chairman and chief executive officer of Integrated Measurement Systems. In addition, during this conference call, Credence will discuss its Q2 earnings report.

     The call-in number is:
     Domestic and International: 888-391-0105
     The replay number is:  Domestic 800-633-8284, Passcode:  18562036
     International   858-812-6440, Passcode:  18562036
     Please call 10 minutes prior to the scheduled start time.

The replay runs through May 23, 2001, 5:00 p.m. PDT. Credence's earnings conference call will also be broadcast simultaneously over the Internet. Please visit www.credence.com to access the call. If you have any questions or comments, please contact Zaldy Odfina at 510-492-3229.

Goldman, Sachs & Co. advised Credence on this transaction and SG Cowen Securities Corporation advised IMS.

About Integrated Measurement Systems

     IMS designs, manufactures, markets and services a family of versatile, high-performance engineering validation systems used to verify and characterize complex electronic devices. In addition, the company develops and markets a line of Virtual Test/TM/ Software products that allow IC
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test development and simulation before first-silicon. For additional company information, see the IMS web sites at www.ims.com and www.imsvirtualtest.com.
                                      -----------     ----------------------

About Credence

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and non-volatile memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers. Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at http://www.credence.com.
   -----------------------

Forward-Looking Statements

     Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements regarding the transaction potentially being accretive to earnings, the transaction qualifying for pooling of interest accounting and providing
additional opportunities regarding customers, products and markets.   Any
projections in this release including expectations that the acquisition of IMS will be immediately accretive are based on the limited information that is currently available, which is subject to change. The companies' actual future results could differ materially from the results discussed herein. Factors that could cause or contribute to such differences include the risks inherent in acquisitions of technology businesses including the successful consummation of the merger and integration of the companies, the timing and successful development of technology; the ability to retain key management and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; unanticipated costs associated with development and marketing activities; customer acceptance of new product offerings; pricing of new products, and competition in our various product lines. Such forward looking statements speak only as of the date of this release and the companies do not undertake any obligation to update any forward looking statement to reflect events or circumstances after the date of this release. For a more complete discussion of the risks and uncertainties for each company is set forth in each companies' annual report on Form 10-K or quarterly report on Form 10-Q as filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

     Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction described in these materials, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the SEC by Credence and IMS. Security holders may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other related documents filed by Credence and IMS at the SEC's website at www.sec.gov or at the SEC's public reference room located at 450 Fifth Street, NW, Washington D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. When available, the proxy statement/prospectus and the other documents may also be obtained by contacting by either company.

Participants in Solicitation

     IMS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from IMS stockholders in favor of the adoption and approval of the Merger Agreement and
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approval of the merger and related matters. Information regarding such officers and directors is included in IMS's proxy statement filed with the SEC on April 18, 2001. This document is available free of charge at the SEC Web site at http://www.sec.gov and from IMS.


Credence and Credence Systems are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.

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